Exhibit 4.1(1)

(TRANSLATION)

LIABILITY LIMITATION AGREEMENT

Matsushita Electric Industrial Co., Ltd. (the “Company”) and Ikuo Uno (the “Director”) hereby enter into an agreement as set forth below.

The Director shall be liable to the Company for damages incurred by the Company as a result of any act by the Director set forth in Article 266, Paragraph 1, Item 5 of the Commercial Code of Japan in performing the duties as an outside director of the Company after the execution of this Agreement, to the extent of the aggregate of the amounts specified in each Item of Article 266, Paragraph 19 of the Commercial Code, provided that the Director has performed such act in good faith and without gross negligence.

IN WITNESS WHEREOF, this Agreement is executed in duplicate, and each of the Company and the Director puts its seal hereto and retains one (1) copy hereof.

June 29, 2005

Company:	1006, Oaza Kadoma, Kadoma-shi, Osaka
Matsushita Electric Industrial Co., Ltd. (corporate seal)
Yoichi Morishita, Chairman of the Board (seal)

Director:	17-46, Minami-Aoyama 4-chome, Minato-ku, Tokyo
Ikuo Uno (seal)

Exhibit 4.1(2)

(TRANSLATION)

LIABILITY LIMITATION AGREEMENT

Matsushita Electric Industrial Co., Ltd. (the “Company”) and Yoshifumi Nishikawa (the “Director”) hereby enter into an agreement as set forth below.

The Director shall be liable to the Company for damages incurred by the Company as a result of any act by the Director set forth in Article 266, Paragraph 1, Item 5 of the Commercial Code of Japan in performing the duties as an outside director of the Company after the execution of this Agreement, to the extent of the aggregate of the amounts specified in each Item of Article 266, Paragraph 19 of the Commercial Code, provided that the Director has performed such act in good faith and without gross negligence.

IN WITNESS WHEREOF, this Agreement is executed in duplicate, and each of the Company and the Director puts its seal hereto and retains one (1) copy hereof.

June 29, 2005

Company:	1006, Oaza Kadoma, Kadoma-shi, Osaka
Matsushita Electric Industrial Co., Ltd. (corporate seal)
Yoichi Morishita, Chairman of the Board (seal)

Director:	2-1, 3-chome, Jindaijikita-machi, Chofu-city, Tokyo
Yoshifumi Nishikawa (seal)